EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated June 22, 2009, with respect to the statement of condition including the related portfolio of Long-Term Corporate Investment Grade Trust, Series 55 (included in Van Kampen Unit Trusts, Taxable Income Series 181) as of June 22, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-158646) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
June 22, 2009